EXHIBIT 10.45

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment Agreement”) is made and entered into as of March 17, 2005, by and among BEARINGPOINT, INC., a Delaware corporation (the “Borrower”), EACH OF THE GUARANTORS (as defined in the Credit Agreement), EACH LENDER SIGNATORY HERETO, and BANK OF AMERICA, N.A., as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer.

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the lenders party thereto (collectively, the “Lenders” and individually each a “Lender”) and the Borrower have entered into that certain Credit Agreement dated as of December 17, 2004 (as hereby and from time to time amended, restated, amended and restated, extended, supplemented, modified or replaced, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make and have made available to the Borrower a revolving credit facility in an aggregate principal amount of $400,000,000; and

WHEREAS, the Borrower has requested, among other things, that (i) the revolving credit commitment of the Lenders be reduced to an aggregate principal amount of $300,000,000, (ii) certain covenants and schedules of the Credit Agreement be amended, and (iii) Defaults or Events of Default related to certain representations and warranties and covenants under the Credit Agreement be waived, each in the manner set forth herein, and the Administrative Agent and the Lenders, subject to the terms and conditions contained herein, are willing to effect such amendment on the terms and conditions contained in this Amendment Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to restate the definition of “Debt Rating” contained in the definition of “Applicable Rate” in its entirety to read as follows:

“Debt Rating” means, as of any date of determination, with respect to BearingPoint, either Moody’s “issuer rating” (which as of the date hereof is Ba2) or S&P’s “corporate rating” (which as of the date hereof is BB+) for non-credit enhanced, senior unsecured long term debt (collectively, the “Debt Ratings”); provided that if a Debt Rating is issued by only one of the foregoing rating agencies, the Debt Rating of such rating agency shall apply and provided, further, that if a Debt Rating is issued by each of the foregoing rating agencies, then the lower of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 6 being the lowest).

(b) Section 1.01 of the Credit Agreement is hereby further amended to restate the definitions of “Alternative Currency Sublimit”, “Available Amount”, “Consolidated EBITDA”, “Letter of Credit Sublimit” and “Pledged Interests” in their entirety to read as follows:

“Alternative Currency Sublimit” means (i) with respect to Committed Loans, an amount equal to $10,000,000 and (ii) with respect to Letters of Credit, the Letter of Credit Sublimit less the Dollar Equivalent of Committed Loans advanced in an Alternative Currency. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Available Amount” means $150,000,000.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Income Before Taxes for such period plus the following to the extent deducted in calculating such Consolidated Income Before Taxes: (i) Consolidated Interest Charges for such period, (ii) depreciation and amortization expense, (iii) non-cash compensation expense recorded in connection with the issuance by the Borrower of shares of its common stock to key employees of acquired businesses pursuant to pre-acquisition commitments made by the Borrower to issue such shares to such employees in an amount not to exceed $3,500,000 during any fiscal quarter, (iv) up to $65,000,000 in Lease Termination Charges incurred by the Borrower and its Subsidiaries during such period, (v) up to $20,000,000 in the aggregate in all periods while this Agreement is in effect for expenses incurred in connection with restructuring activities primarily related to Foreign Subsidiaries, and (vi) up to $230,000,000 in the aggregate of expenses and charges incurred with respect to the impairment of goodwill as set forth in the Borrower’s Current Report on Form 8-K dated March 17, 2005.

“Letter of Credit Sublimit” means an amount equal to $200,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Pledged Interests” means (a) with respect to Direct Foreign Subsidiaries, 65% of the Voting Securities (or if the Borrower and its Subsidiaries shall own less than 65%, then all of the Voting Securities owned by them), and 100% of all other Subsidiary Securities, of each Direct Foreign Subsidiary, and (b) with respect to Domestic Subsidiaries, all of the Subsidiary Securities of each Domestic Subsidiary; provided, that neither the Borrower nor any Subsidiary shall be required to pledge, and the definition of “Pledged Interests” shall not include, (x) more than 65% (in the aggregate) of the outstanding capital stock or other equity interests of any Foreign Subsidiary, (y) any capital stock or other equity interests of a Foreign Subsidiary which is owned by a Foreign Subsidiary or (z)

any capital stock or other equity interests of a Domestic Subsidiary that owns, directly or indirectly through one or more Subsidiaries of the Borrower, stock in a “controlled foreign corporation” (as defined in section 957 of the Code) with respect to which the Borrower or any of its Subsidiaries is a United States person (as defined in section 951 of the Code). The preceding sentence (i) is intended to include in the definition of “Pledged Interests” only capital stock and equity interests the pledge of which would not cause any controlled foreign corporation of the Borrower to be treated as making an investment in United States property pursuant to section 956 of the Code and (ii) shall be interpreted consistently therewith.

(c) Article II of the Credit Agreement is hereby amended to add a new Section 2.02A to Article II in numerical order to read as follows:

2.02A Borrowings of Loans to be Base Rate Committed Loans. Notwithstanding anything in this Agreement to the contrary, from and after March 17, 2005, the Borrower may only borrow, and the Lenders shall only be obligated to make, Base Rate Committed Loans.

(d) Section 2.05(e) of the Credit Agreement is hereby amended to restate clause (i) thereof in its entirety to read as follows:

(i) a prepayment of Loans shall be made from the Net Cash Proceeds of any private or public offering of equity securities of the Borrower or any Subsidiary (other than securities issued to employees, consultants and directors of the Borrower and its Subsidiaries pursuant to the Amended and Restated BearingPoint, Inc. 2000 Long-Term Incentive Plan, BearingPoint, Inc. 401(k) Plan and pursuant to the Borrower’s Employee Stock Purchase Plan, to Borrower’s new chief executive officer or as a result of the conversion of the Convertible Subordinated Notes and securities issued to the Borrower or another Subsidiary, but including without limitation any security not constituting Indebtedness exchangeable, exercisable or convertible for or into equity securities) in an amount equal to the fifty percent (50%) of such Net Cash Proceeds;

(e) Section 2.07 of the Credit Agreement is hereby amended to restate such Section in its entirety to read as follows:

2.07 Repayment of Loans. The Borrower shall repay to the Lenders each Loan on the earlier to occur of (a) the date seven days after such Loan is made and (b) the Maturity Date; provided, however, that each Loan may be continued, instead of repaid and reborrowed, for a period of time not to exceed the earlier to occur of (i) the date seven days after such Loan is continued and (b) the Maturity Date, so long as the conditions set forth in Section 4.02 are satisfied as of that date with respect to such continuation for such Loan as if it were then being borrowed initially.

(f) Section 4.02 of the Credit Agreement is hereby amended to add a new clause (f) to the end thereof to read as follows:

(f) The Borrower shall have provided the Lenders with written evidence satisfactory to the Lenders that (i) not less than $40,000,000 has been repatriated from Foreign Subsidiaries to the Borrower or its Domestic Subsidiaries on and after March 17, 2005 and (ii) there is not as of the date of such Request for Credit Extension more than $5,000,000 in cash among the Borrower and all of its Domestic Subsidiaries.

(g) Section 5.05(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(d) The consolidated forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered on March 15, 2005 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial performance.

(h) Section 6.01 of the Credit Agreement is hereby amended to restate clauses (a) and (b) thereof in their entirety to read as follows:

(a) as soon as available, but in any event on or before April 29, 2005, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders as to whether such financial statements are free of material misstatement, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement other than any statement required or permitted to be made therein pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and rules or regulations thereunder (the “Sarbanes-Oxley Act”); and

(b) as soon as available, but in any event on or before the Maturity Date, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter ending March 31, 2005, and the related unaudited consolidated statements of income or operations, unaudited shareholders’ equity and unaudited cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(i) Section 6.05 of the Credit Agreement is hereby amended to restate clause (a) thereof in its entirety to read as follows:

(a) Preserve, renew and maintain in full force and effect its legal existence (except where the failure to do so with respect to any Subsidiary that is neither a Borrower nor a Guarantor does not have and could not reasonably be expected to have a Material Adverse Effect) and good standing (except where the failure to do so does not have and could not reasonably be expected to have a Material Adverse Effect) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05;

(j) Section 6.14 of the Credit Agreement is hereby amended to restate clause (a)( iii) thereof and the last paragraph of Section 6.14 thereof in their entirety to read as follows:

(iii) if such Subsidiary is a Domestic Subsidiary or a Direct Foreign Subsidiary, and any of the Pledged Interests issued by such Subsidiary are owned by a Domestic Subsidiary who has not then executed and delivered to the Administrative Agent the Pledge Agreement or a Pledge Joinder Agreement granting a Lien to the Secured Parties in such Pledged Interests, a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by the Domestic Subsidiary that directly owns such Pledged Interest (and, as to Pledged Interests issued by any Direct Foreign Subsidiary, a pledge agreement or comparable document pursuant to the laws of the jurisdiction of formation of such Subsidiary in form and substance acceptable to the Administrative Agent ,unless otherwise agreed to by the Administrative Agent in its sole discretion);

Notwithstanding any provision to the contrary in this Agreement, neither the Borrower nor any Subsidiary shall be required to pledge any capital stock or other equity interests that is not a Pledged Interest, nor shall any Foreign Subsidiary be required to Guarantee the Borrower’s Obligations under this Agreement.

(k) Section 7.02 of the Credit Agreement is hereby amended to restate clauses (f), (h) and (m) thereof in its entirety and to add a new clause (n) to the end thereof, with appropriate punctuation changes, all to read as follows:

(f) (A) Investments in Foreign Subsidiaries in the form and amount as existing on the Closing Date; and (B) Investments in Foreign Subsidiaries not otherwise permitted by this Section 7.02; provided that such Investments shall not exceed (x) $75,000,000 in the aggregate with respect to Investments that support the performance obligations of Foreign Subsidiaries under Contractual Obligations (other than Contractual Obligations that constitute Indebtedness), (y) $50,000,000 in the aggregate for Investments other than Investments described in the preceding clause (x) (including up to $20,000,000 for severance payments related to the termination of operations), or (z) $75,000,000 in the aggregate with respect to all Investments made pursuant to this subsection (f)(B);

(h) intercompany loans made (i) between Loan Parties and (ii) from a non-Loan Party to another non-Loan Party and (iii) from a non-Loan Party to a Loan Party, provided that such loan is unsecured and is made on terms (including, without limitation, subordination terms) as are reasonably satisfactory to the Administrative Agent;

(m) (i) Investments held in the BearingPoint, Inc. Deferred Compensation Plan and (ii) other Investments (not including Acquisitions) not exceeding $5,000,000 in the aggregate since the Closing Date; and

(n) (A) Investments by any non-Loan Party in any Loan Party (provided that such investments are made on an unsecured basis and are on terms and conditions (including terms as to subordination) reasonably acceptable to the Administrative Agent) and (B) Investments by any non-Loan Party in any other non-Loan Party.

(1) Section 7.03 of the Credit Agreement is hereby amended to restate clause (i) thereof in its entirety to read as follows:

(i) intercompany loans permitted by Section 7.02(h), Investments permitted by Section 7.02(n) and Cash Transfers permitted by Section 7.02(1);

(m) Section 7.05 of the Credit Agreement is hereby amended to restate clause (b) thereof in its entirety to read as follows:

(b) Dispositions of (i) inventory in the ordinary course of business; and (ii) equipment procured on behalf of a customer in the ordinary course of business and pursuant to a (A) purchase order, (B) written contract or (C) other express agreement;

(n) Section 7.06 of the Credit Agreement is hereby amended to add a new clause (g) to the end thereof, with appropriate punctuation changes, to read as follows:

(g) the Borrower may issue common stock or other Equity Interests (i) to employees, consultants and directors of the Borrower and its Subsidiaries pursuant to the Amended and Restated BearingPoint, Inc. 2000 Long-Term

Incentive Plan, Bearing Point, Inc. 401 (k) Plan and the Borrower’s Employee Stock Purchase Plan, in amounts consistent with past practice, and (ii) if applicable, to a new chief executive officer of the Borrower.

(o) Section 7.08 of the Credit Agreement is hereby amended to add a new clause (g) to the end thereof, with appropriate punctuation changes, to read as follows:

(g) transactions otherwise permitted hereunder.

(p) Section 7.11 of the Credit Agreement is hereby amended to restate such Section in its entirety to read as follows:

7.11 Financial Covenants.

(a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than $900,000,000.

(b) Minimum Consolidated EBITDA. Permit Consolidated EBITDA to be less than $28,000,000 for the fiscal quarter ended December 31, 2004 and $33,000,000 for the fiscal quarter ended March 31, 2005.

(q) Section 8.01 of the Credit Agreement is hereby amended to restate clauses (b) and (d) thereof in their entirety to read as follows:

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11 or 6.13 or Article VII of this Agreement or in the Post Closing Agreement, or any Guarantor fails to perform or observe any material term, covenant or agreement contained in the Guaranty in any material respect; or

(d) Representations and Warranties. (i) Any representation, warranty or certification that is qualified by materiality in any respect and that is made or deemed made by or on behalf of the Borrower or any other Loan Party, herein, in any other Loan Document, or in any document delivered in connection herewith or therewith, shall be incorrect or misleading when made or deemed made, or (ii) any representation, warranty or certification that is not qualified by materiality in any respect and that is made or deemed made by or on behalf of the Borrower or any other Loan Party, herein, in any other Loan Document, or in any document delivered in connection herewith or therewith, shall be incorrect or misleading in any material respect when made or deemed made; or

1A. Waiver. The Administrative Agent and each Lender hereby waive any and all Defaults or Events of Default pursuant to Sections 8.01(b), (c) and (d) of the Credit Agreement having occurred or to occur as a result of (a) a breach of Sections 5.01(d), 5.05, 5.11, 5.15, 5.16, 6.08 or 6.09 of the Credit Agreement as it relates to matters disclosed in the Borrower’s the Form 12b-25 and Form 8-K, each filed with the SEC on March 17, 2005, and (b) a failure to comply with Section 7.11 (b) of the Credit Agreement and (c) a failure to comply with Section 7.06 of the Credit Agreement prior to its amendment hereby as a result of the issuance of common stock or other Equity Interests now and hereafter permitted pursuant to Section 7.06(g). The waiver set forth in the Section 1A is limited to the extent specifically set forth above and shall in no way serve to waive any other terms, covenants or provisions of the Credit Agreement or any other Loan Document, or any obligations of the Borrower, other than as expressly set forth above.

2. Amendment to Schedules. Subject to the terms and conditions set forth herein:

(a) Schedule 2.01 of the Credit Agreement is hereby amended to restate such Schedule in its entirety as set forth on Exhibit A attached hereto;

(b) Schedule 5.06 of the Credit Agreement is hereby amended to add reference to the items set forth on Exhibit B attached hereto; and

(c) Schedule 5.07 of the Credit Agreement is hereby amended to amend and restate Item 1. listed therein as set forth on Exhibit C attached hereto.

3. Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms, reaffirms and ratifies in all respects the Guaranty to which such Guarantor is a party (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment Agreement and the amendments contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms:

4. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Borrower hereby acknowledges and agrees that the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

5. Representations and Warranties. The Borrower hereby certifies that after giving effect to this Amendment Agreement:

(a) The representations and warranties of the Borrower and each Loan Party contained in Article V of the Agreement, in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents (i) that are qualified by materiality in any respect are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such date and (ii) that are not qualified by materiality in any respect are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

(b) This Amendment Agreement has been duly authorized, executed and delivered by the Borrower and Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(c) After giving effect hereto, no Default or Event of Default exists.

6. Conditions to Effectiveness. The effectiveness of this Amendment Agreement and the amendments to the Credit Agreement provided herein are subject to the satisfaction of the following conditions precedent:

(a) four (4) original counterparts of this Amendment Agreement, duly executed by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders;

(b) payment of (i) all reasonable out of pocket fees and expenses to date of counsel to the Administrative Agent incurred in connection with the Credit Agreement and the other Loan Documents and the execution and delivery of this Amendment Agreement to the extent invoiced prior to the date hereof; (ii) all reasonable out of pocket expenses to date of the Administrative Agent and the Lenders incurred in connection with the Credit Agreement and the other Loan Documents and the execution and delivery of this Amendment Agreement to the extent invoiced prior to the date hereof; (iii) an incremental structuring fee payable to each Lender, such incremental structuring fee for each Lender’s own account, equal to twenty basis points (20 “bps”) multiplied by each such Lender’s pro-rata portion of the Commitments immediately after the effective date of this Amendment Agreement; and (iv) all other fees agreed to be paid; and

(c) such other documents, instruments and certificates as reasonably requested by the Administrative Agent.

Upon satisfaction of the conditions set forth in this Section 6, this Amendment Agreement shall be effective as of the Closing Date.

7. Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8. Governing Law. This Amendment Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

9. Enforceability. Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10. Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Administrative Agent and their respective successors, assigns and legal representatives; provided, however, that the Borrower, without the prior consent of the Administrative Agent, may not assign any rights, powers, duties or obligations hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

BEARINGPOINT, INC.

By:	/s/ Patrick H. Kinzler
Name:	Patrick H. Kinzler
Title:	Treasurer

By:
Name:	David R. Schwiesow
Title:	Vice President and Deputy General Counsel

Amendment No. 1 Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

BEARINGPOINT, INC.

By:
Name:	Patrick H. Kinzler
Title:	Treasurer

By:	/s/ David R. Schwiesow
Name:	David R. Schwiesow
Title:	Vice President and Deputy General Counsel

Amendment No. 1 Signature Page

GUARANTORS:

BEARINGPOINT AMERICAS, INC.
BEARINGPOINT GLOBAL, INC.
BEARINGPOINT GLOBAL OPERATIONS, INC.
BEARINGPOINT INTERNATIONAL I, INC.
BEARINGPOINT USA, INC.
METRIUS, INC.
OAD ACQUISITION CORP.
OAD GROUP, INC.
PEATMARWICK, INC.
SOFTLINE ACQUISITION CORP.
SOFTLINE CONSULTING & INTEGRATORS, INC.

By:	/s/ Patrick H. Kinzler
Name:	Patrick H. Kinzler
Title:	Treasurer

By:
Name:	David R. Schwiesow
Title:	Assistant Secretary

Amendment No. 1 Signature Page

GUARANTORS:

BEARINGPOINT AMERICAS, INC.
BEARINGPOINT GLOBAL, INC.
BEARINGPOINT GLOBAL OPERATIONS, INC.
BEARINGPOINT INTERNATIONAL I, INC.
BEARINGPOINT USA, INC.
METRIUS, INC.
OAD ACQUISITION CORP.
OAD GROUP, INC.
PEATMARWICK, INC.
SOFTLINE ACQUISITION CORP.
SOFTLINE CONSULTING & INTEGRATORS, INC.

By:
Name:	Patrick H. Kinzler
Title:	Treasurer

By:	/s/ David R. Schwiesow
Name:	David R. Schwiesow
Title:	Assistant Secretary

Amendment No. 1 Signature Page

BEARINGPOINT, LLC BEARINGPOINT BG, LLC
BEARINGPOINT ENTERPRISE HOLDINGS, LLC BEARINGPOINT GLOBAL DELAWARE, LLC BEARINGPOINT ISRAEL, LLC BEARINGPOINT PUERTO RICO, LLC BEARINGPOINT RUSSIA, LLC
BEARINGPOINT SOUTH PACIFIC, LLC BEARINGPOINT SOUTHEAST ASIA, LLC BEARINGPOINT TECHNOLOGY PROCUREMENT SERVICES, LLC
I2 MID ATLANTIC LLC I2 NORTHWEST LLC PELOTON HOLDINGS, L.L.C. 800 MHZ TRANSITION ADMINISTRATOR, LLC

By:	/s/ Patrick H. Kinzler
Name:	Patrick H. Kinzler
Title:	Authorized Person

By:
Name:	David R. Schwiesow
Title:	Assistant Secretary

Amendment No. 1 Signature Page

BEARINGPOINT, LLC BEARINGPOINT BG, LLC

BEARINGPOINT ENTERPRISE HOLDINGS, LLC

BEARINGPOINT GLOBAL DELAWARE, LLC

BEARINGPOINT ISRAEL, LLC

BEARINGPOINT PUERTO RICO, LLC

BEARINGPOINT RUSSIA, LLC

BEARINGPOINT SOUTH PACIFIC, LLC

BEARINGPOINT SOUTHEAST ASIA, LLC

BEARINGPOINT TECHNOLOGY PROCUREMENT SERVICES, LLC

I2 MID ATLANTIC LLC I2 NORTHWEST LLC PELOTON HOLDINGS, L.L.C. 800 MHZ TRANSITION ADMINISTRATOR, LLC

By:
Name:	David R. Schwiesow
Title:	Assistant Secretary

By:	/s/ David R. Schwiesow
Name:	David R. Schwiesow
Title:	Assistant Secretary

Amendment No. 1 Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:	John E.Williams
Name:	John E.Williams
Title:	Senior Vice President

Amendment No. 1 Signature Page

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and an L/C Issuer

By:	/s/ John E. Williams
Name:	John E. Williams
Title:	Senior Vice President

Amendment No. 1 Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ D. Scott Farquhar
Name:	D. Scott Farquhar
Title:	Vice President

Amendment No. 1 Signature Page